As filed with the Securities and Exchange Commission on September 28, 1995.
                                                       Registration No. 33-68092



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                    POST-EFFECTIVE
                                   AMENDMENT NO. 1
                                          TO
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933


                            TOP SOURCE TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

     DELAWARE                                                  84-1027821
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                            Identification
     No.)

             2000 PGA Boulevard, Suite 3200, Palm Beach Gardens, FL 33408
                                    (407) 775-5756
      (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                         Mr. Stuart Landow, President
                         TOP SOURCE TECHNOLOGIES, INC.
                         2000 PGA Boulevard, Suite 3200
                         Palm Beach Gardens, FL 33408
                         (407) 775-5756
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copy to:

                         Michael D. Harris, Esq.
                         Cohen, Chernay, Norris, Weinberger & Harris
                         712 U.S. Highway One, Fourth Floor
                         P.O. Box 13146
                         North Palm Beach, Florida  33408-7146
                         (407) 844-3600

          Approximation date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

          The combined Prospectus contained herein also relates to Registration Statement File Number 33-68092.

                    SECURITIES REMOVED FROM REGISTRATION STATEMENT


          All of the securities registered in this Registration Statement are de-registered except the following:

                                                                      Percentage
                                    Ownership Securities  Ownership     Owned
     Selling                        Prior to     Being      After       After
     Stockholder                    Offering    Offered    Offering    Offering

     Appleton Associates
         Shares of Common Stock       64,000    64,000        None        0

     British Far East Ltd.
         Shares of Common Stock       14,583    14,583        None        0
           Underlying Options

     Comegys, Robert4
         Shares of Common Stock        5,000     5,000        None        0

     Durham, Dee4
         Shares of Common Stock        3,000     3,000        None        0

     Gosman, Abraham D.5
         $4.00 Warrants                8,100     8,100        None        0
         Shares of Common Stock        8,100     8,100        None        0
           Underlying Warrants

     Griffin, Marvin4
         Shares of Common Stock        4,000     4,000        None        0

     Hochberg, Samuel and Brenda
         $4.00 Warrants                1,600     1,600        None        0
         Shares of Common Stock        1,600     1,600        None        0
              Underlying Warrants

     Joyce, Carlton S.
         Shares of Common Stock     170,0006   170,000     200,000        *

     Learn, David4
         Shares of Common Stock        4,000     4,000        None        0

     Muller, Paul E.4
         Shares of Common Stock        7,000     7,000        None        0

     Orman, Margaret Palmbaum
         $4.00 Warrants                4,900     4,900        None        0
         Shares of Common Stock        4,900     4,900        None        0
              Underlying Warrants

     Palmbaum, Paul R. Trust
         Shares of Common Stock        2,000     2,000        None        0
         $4.00 Warrants                1,600     1,600        None        0
         Shares of Common Stock        1,600     1,600        None        0
              Underlying Warrants

     R. Weil & Associates
         Shares of Common Stock      136,000   136,000        None        0





                                                                      Percentage
                                    Ownership Securities  Ownership     Owned
     Selling                        Prior to     Being      After       After
     Stockholder                    Offering    Offered    Offering    Offering



     Rodriguez, Mario F.
     Shares of Common Stock            5,000     5,000        None        0
         $4.00 Warrants                4,000     4,000        None        0
         Shares of Common Stock        4,000     4,000        None        0
              Underlying Warrants






          4    An  employee  of  the  Company.   Consists  of  shares underlying
               options.
          5 Held in a discretionary account managed by Ganz Capital which has investment power but not voting power over these shares.
          6 Mr. Joyce is a director of the Company and President of the Company's OSA subsidiary. Consists of 200,000 shares which may be sold pursuant to Rule 144 and 170,000 shares underlying options, 100,000 of which are currently vested.
          *    Less than 1%.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, Florida, on this 28th day of September, 1995.

                                        TOP SOURCE TECHNOLOGIES, INC.



                                        By:/s/ Stuart Landow
                                           Stuart Landow, President
                                           (Chief Executive Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Name                  Title                       Date

     /s/Stuart Landow      Director                    September 28, 1995
     Stuart Landow



     /s/Christer Rosen     Director                    September 28, 1995
     Christer Rosen



     /s/David Natan        Vice President of Finance,  September 28, 1995
     David Natan           Treasurer and Director
                           (Principal Financial Officer,
                            and Principal Accounting Officer)


     /s/Ronald P. Burd     Director                    September 28, 1995
     Ronald P. Burd


     /s/Carlton S Joyce    Director                    September 28, 1995
     Carlton S. Joyce


     /s/Arthur S. Kirsch   Director                    September 28, 1995
     Arthur S. Kirsch



     Name                  Title                       Date



     /s/Clinton D Lauer    Director                    September 28, 1995
     Clinton D. Lauer


     /s/Paul F. Moore      Director                    September 28, 1995
     Paul F. Moore


     /s/Mani A. Sadeghi    Director                    September 28, 1995
     Mani A. Sadeghi